Exhibit 99.1

FOR IMMEDIATE RELEASE:	May 17, 2021

MMA Capital Holdings Announces 2021 First Quarter Results

BALTIMORE, May 17, 2021 / PRNewswire -- MMA Capital Holdings, Inc. (Nasdaq: MMAC) (“MMA Capital” or the “Company”) today reported financial results for the quarter ended March 31, 2021, including common shareholders’ equity (“Book Value”) of $280.3 million, or $48.12 per share.  The Company filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Quarterly Report”), with the Securities and Exchange Commission (“SEC”) today.

Key results from the quarter include:

●	Book Value decreased $9.6 million to $280.3 million
●	Book Value per share decreased $1.69, or 3.4%, to $48.12 per share
●	Adjusted Book Value* decreased $13.4 million to $217.5 million
●	Adjusted Book Value* per share decreased $2.32, or 5.8%, to $37.34
●	Comprehensive loss of $9.7 million was recognized, which consisted of $8.1 million of net loss and $1.6 million of other comprehensive loss
●	Net loss before income taxes of $11.2 million, or $1.92 per share, was recognized, which was driven by $9.9 million of equity in losses from the Company’s renewable energy joint ventures (the “Solar Ventures”), which includes the impact of the Company’s share of net fair value losses related to, as well as the nonaccrual treatment of, loans made by the Solar Ventures to renewable energy projects located in the Electric Reliability Council of Texas (“ERCOT”) service area.

Gary Mentesana, MMA Capital’s Chief Executive Officer stated, “As previously discussed with our year-end filing, the first quarter was challenging for the Company due to the impact of the Texas winter storms on three solar projects located in the ERCOT service area.  As further described in the Company’s filing, the Company’s share of net fair value losses recognized by the Solar Ventures in the first quarter related to loans made to such projects was $2.43 per share while the Company’s share of interest income not recognized by the Solar Ventures in connection with such loans was $1.20 per share.  However, the total impact of these items was less than the up to $4.00 per share estimate that we disclosed on March 31st while only the Company’s share of net fair value losses caused a

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* The Company defines Adjusted Book Value as Book Value excluding the carrying value of the Company’s deferred tax assets (“DTAs”).  Adjusted Book Value is a financial measure not calculated in accordance with generally accepted accounting principles (“non-GAAP”); reconciliations to their closest GAAP measures and the rationale for their use in analyzing our financial results can be found in this press release under the heading “Non-GAAP Financial Measures.”

decrease to Adjusted Book Value per share reported at December 31, 2020.  Although we believe these loan values have stabilized and may improve with time, the ERCOT market remains volatile and uncertain. In this regard, additional loan-related losses that are material could be recognized in the foreseeable future though whether we recognize such losses, and their exact timing and amount, cannot be predicted.  Nonetheless, we are actively working with our capital partner to mitigate our risks and reduce our exposure to the ERCOT service area while continuing to meet the capital needs in the performing loans in the portfolio.   To this end, one of the ERCOT projects was sold to a third-party in April, which reduced our exposure in the ERCOT service area, and we continue to explore options associated with the balance of projects in the ERCOT service area that we believe will maximize returns on the underlying loan investments. In spite of the headwinds resulting from the winter storm, we believe the renewable energy portfolio has the ability to perform well for the balance of the year and look forward to keeping the momentum going that is apparent elsewhere in the portfolio.”

The Company expects to host an investor call to be held the week of May 24th.

About MMAC

MMA Capital Holdings, Inc. focuses on infrastructure-related investments that generate positive environmental and social impacts and deliver attractive risk-adjusted total returns to our shareholders, with an emphasis on debt associated with renewable energy projects and infrastructure. MMA Capital is externally managed and advised by Hunt Investment Management, LLC, an affiliate of Hunt Companies, Inc. For additional information about MMA Capital Holdings, Inc. (Nasdaq: MMAC), please visit MMA Capital’s website at www.mmacapitalholdings.com.  For additional information about Hunt Investment Management, LLC, please see its Form ADV and brochure (Part 2A of Form ADV) available at https://www.adviserinfo.sec.gov.

Source: MMA Capital Holdings, Inc.

Contact: Brooks Martin, Investor Relations, (855) 650-6932

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the expected partial release of the valuation allowance, the impact of the Coronavirus (“COVID-19”) and other statements identified by words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," “focus,” “potential,” and similar words or expressions and are made in connection with discussions of future events and operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this release, including the uncertain aspect of the novel strain of coronavirus pandemic known as COVID-19. For a discussion of certain of those risks and uncertainties and the factors that could cause our actual results to differ materially because of those risks and uncertainties, see Part I, Item 1A, Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2020. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned not to place undue reliance on forward-looking statements in this release or that we may make from time to time. We expressly disclaim any obligation to revise or update any forward-looking statements in this release, whether as a result of new information, future events or otherwise.

www.mmacapitalholdings.com

Non-GAAP Financial Measures

In this press release, the Company presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements the Company uses are “non-GAAP financial measures” under Securities and Exchange Commission rules and regulations. We present certain non-GAAP financial measures that supplement the financial measures we disclose that are calculated under GAAP. Non-GAAP financial measures are those that include or exclude certain items that are otherwise excluded or included, respectively, from the most directly comparable measures calculated in accordance with GAAP. The non-GAAP financial measures that we disclose are not intended as a substitute for GAAP financial measures and may not be defined or calculated the same way as similar non-GAAP financial measures used by other companies.  The reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included in Table 1 below.

Adjusted Book Value represents Book Value reduced by the carrying value of the Company’s DTAs. We believe this measure is useful to investors in assessing the Company’s underlying fundamental performance and trends in our business because it eliminates potential volatility in results brought on by tax considerations in a given year. As a result, reporting upon, and measuring changes in, Adjusted Book Value enables for a better comparison of period-to-period operating performance.

Adjusted Book Value per common share represents Adjusted Book Value at the period end divided by the common shares outstanding at the period end.

Management intends to continually evaluate the usefulness, relevance, limitations and calculations of our reported non-GAAP performance measures to determine how best to provide relevant information to the public.

Table 1 provides reconciliations of the non-GAAP financial measures that are included in this press release to the most directly comparable GAAP financial measures.

Table 1:  Non-GAAP Reconciliations

	As of and for the period ended
	March 31	December 31
(in thousands, except per share data)	2021	2020
Reconciliation of Book Value to Adjusted Book Value
Book Value (total shareholders' equity), as reported	$280,256	$289,884
Less: DTAs, net	62,806	59,083
Adjusted Book Value	$217,450	$230,801

Common shares outstanding	5,824	5,820

Reconciliation of Book Value per share to Adjusted Book Value per share
Book Value (total shareholders' equity) per share, as reported	$48.12	$49.81
Less: DTAs, net per share	10.78	10.15
Adjusted Book Value per share	$37.34	$39.66